EXHIBIT 99.2

NEWS RELEASE

                                       FOR:  International Speedway Corporation

                               APPROVED BY:  Wes Harris
                                             Director of Investor Relations
                                             (904) 947-6465

                                   CONTACT:  Betsy Brod/Jonathan Schaffer
                                             Media:  Stan Froelich/Eileen King
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600

FOR IMMEDIATE RELEASE

                  INTERNATIONAL SPEEDWAY CORPORATION ANNOUNCES
                   PEPSI 400 RESCHEDULED FOR OCTOBER 17, 1998

         DAYTONA BEACH, FLORIDA - JULY 2, 1998 - INTERNATIONAL SPEEDWAY CORPORATION (NASDAQ/NM: ISCA; OTC BULLETIN BOARD: ISCB) announced today that the Pepsi 400 NASCAR Winston Cup Series race, originally scheduled for Saturday, July 4, 1998, has been postponed until the night of Saturday, October 17, 1998. The race will be preceded by two nights of practice and qualifying.

         All Pepsi 400 tickets will be honored on the rescheduled date. This marks the first postponement in the 39-year history of the race.

         Action was taken to postpone the race after International Speedway representatives consulted with city and county officials and received a full description of local conditions and state-wide road closures. The fires have not directly affected the 480-acre Daytona International Speedway facility.

         The postponement of the Pepsi 400 will result in a shift of event-related revenues and expenses from the Company's third quarter to its fourth quarter. Despite the postponement, the Company does not expect a material adverse impact on its financial condition or results of operations for the full fiscal year, although it is anticipated that the shift will result in a third quarter loss.

                                     -MORE-

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INTERNATIONAL SPEEDWAY CORPORATION ANNOUNCES PEPSI 400 RESCHEDULED FOR OCTOBER
17, 1998
Page 2

         International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 80 events annually. The Company owns and/or operates five premier motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500), Talladega Superspeedway in Alabama, Phoenix International Raceway in Arizona, Darlington Raceway in South Carolina and Watkins Glen International in New York. Other track interests include the operation of Tucson (AZ) Raceway Park, a 45% stake in Metro-Dade Homestead Motorsports Complex, and an approximate 11% holding in Penske Motorsports, Inc. (Nasdaq: SPWY). The Company also owns and operates MRN Radio, the nation's largest independent sports radio network, and DAYTONA USA, the award-winning "Ultimate Motorsports Attraction" in Daytona Beach, FL.

         STATEMENTS MADE IN THIS RELEASE THAT STATE THE COMPANY'S OR MANAGEMENT'S BELIEFS OR EXPECTATIONS AND WHICH ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS INCLUDING BUT NOT LIMITED TO THE 10-K AND SUBSEQUENT 10-Q'S. COPIES OF THOSE FILINGS ARE AVAILABLE FROM THE COMPANY AND THE SEC.